UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2003

GENENTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)

1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 225-1000

ITEM 5.	OTHER EVENTS

On April 9, 2003, Genentech, Inc., a Delaware corporation, issued a press release announcing earnings for the quarter ended March 31, 2003. A copy of the earnings press release is filed as Exhibit 99.1 to this report.

Each non-GAAP financial measure presented in the earnings press release is included because our management uses this information to monitor and evaluate on-going operating results and trends excluding certain items. The non-GAAP financial measures used within our earnings press release include:

  First quarter net income and earnings per share, excluding recurring charges related to the redemption of our callable putable common stock on June 30, 1999 (the "Redemption") and the effects of push-down accounting and litigation-related special charges, and their related tax effects; and
  An outlook on an earnings per share basis, excluding recurring charges related to the Redemption and push-down accounting and litigation-related special charges, and their related tax effects.

Our management believes the non-GAAP information is also useful for investors because the charges relating to the Redemption and push-down accounting and certain litigation that are excluded were the result of transactions that are unusual due to their nature, size or infrequency. Consequently, excluding those charges from our operating results provides users of the financial statements an important insight into our operating results and related trends that affect our core business.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

      (c)  Exhibits.

                99.1  Earnings Press Release of Genentech, Inc. dated April 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENTECH, INC.
Date:	April 9, 2003	/s/ARTHUR D. LEVINSON

Arthur D. Levinson, Ph.D. President and Chief Executive Officer

Date:	April 9, 2003	/s/LOUIS J. LAVIGNE, JR.

Louis J. Lavigne, Jr. Executive Vice President and Chief Financial Officer

Date:	April 9, 2003	/s/JOHN M. WHITING

John M. Whiting Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release of Genentech, Inc. dated April 9, 2003.